Exhibit 107

Calculation of Filing Fee Tables

F-1
(Form Type)

Magic Empire Global Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0001 per share(2)	457	(o)	5,000,000	$4.00	$20,000,000	0.0000927	$1,854.00
	Equity	Representative’s warrants(3)(4)	457	(g)	-	-	-	-	-
	Equity	Ordinary Shares underlying Representative’s warrants(5)	457	(g)	500,000	$6.00	$3,000,000	0.0000927	$278.10

Fees Previously Paid									$4,175.21
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$23,000,000		$2,132.10
	Total Fees Previously Paid								$4,175.21
	Total Fee Offsets
	Net Fee Due								$(2,043.11)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(3)	We have agreed to issue, on the closing date of this offering, warrants, or the representative’s warrants (“Warrants”), to the representative of the underwriters, Network 1 Financial Securities, Inc., in an amount equal to 10% of the aggregate number of Ordinary Shares sold by us in this offering. The exercise price of the representative’s warrants is equal to 150% of the price of our Ordinary Shares offered hereby. The representative’s warrants will expire on the fifth anniversary of the commencement of sales of this offering.
(4)	No fee is required pursuant to Rule 457(g) under the Securities Act. Resales of the underwriter warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are registered hereby.
(5)	Resales of Ordinary Shares issuable upon exercise of the underwriter warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are also registered hereby.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources